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                                                                   Exhibit 10.13

                                 LEASE AGREEMENT

     This Lease Agreement (the "Lease") is made and entered into as of the 1st day of April, 1997, by and between TEXAS ROADHOUSE OF ELIZABETHTOWN, LLC ("Landlord") and TEXAS ROADHOUSE HOLDINGS, LLC ("Tenant"), who agree as follows:

                                    ARTICLE I

                                 GRANT OF LEASE

     1.1 GRANT OF LEASE. Landlord hereby demises and leases to Tenant, and Tenant hereby leases and accepts from Landlord, those certain "Premises" described on EXHIBIT "A" attached hereto, located at Elizabethtown, Kentucky.

                                   ART1CLE II

                                      TERM

     2.1 TERM. The term (the "Term") of this Lease shall begin upon the 1st day of April, 1997 (the "Commencement Date") and shall end on March 31, 2007 (the "Termination Date"). Unless Landlord has given ninety (90) days written notice prior to the Termination Date, this Lease shall automatically renew on at least as favorable terms as contained herein for an additional five (5) year term (the "First Renewal Term"). Unless Landlord has given ninety (90) days written notice prior to the termination of the First Renewal Term, this Lease shall automatically renew on at least as favorable terms as contained herein for a second additional term of five (5) years (the "Second Renewal Term"). Unless Landlord has given ninety (90) days written notice prior to the termination of the Second Renewal Term, the Lease shall automatically renew on at least as favorable terms as contained herein for a third additional term of five (5) years (the "Third Renewal Term").

                                   ARTICLE III

                                      RENTS

     3.1. RENT. Tenant shall pay to Landlord as annual rent (the "Rent") for the Premises, a base rent (the "Base Rent"), which shall be $146,400.00.

     3.2 PARTIAL MONTH. There shall be no proration of Base Rent or Additional Rent based upon occupancy by the Tenant for any period of time less than a month unless agreed to by the Landlord at such time as partial occupancy occurs.

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                                   ARTICLE IV

                                    EXPENSES

     4.1 EXPENSES. Tenant shall be responsible for paying the expenses ("Expenses") which result from its occupation of the Premises. Expenses shall include the cost of ail utilities for the Premises, including, without limitation, water, sewer, power, fuel, heating, lighting, air conditioning, and ventilating; the cost of all insurance relating to the Premises, its occupancy or operations; the cost of repairs and maintenance of the Premises, excluding only such costs which are paid by the proceeds of insurance, or are paid wholly by other than Landlord or Tenant to third parties; all taxes, including all federal, state, and local government taxes, assessments, and charges of any kind or nature, whether general, special, ordinary or extraordinary, paid by, imposed upon, or assessed against Landlord or the Premises during each year of the Term with respect to the ownership, management, operation, maintenance or repair of the Premises, including all license and permit fees required to be paid in connection with the operation and leasing of the Premises; and all other costs and expenses which are reasonably necessary to the ownership, operation and maintenance of the Premises.

     4.2 DETERMINATION OF EXPENSES. The Expenses shall be the actual expenses incurred during the year. The Landlord shall make available to the Tenant records and other information as is reasonable and necessary to substantiate the Expenses.

                                    ARTICLE V

                                 USE OF PREMISES

     5.1 USE. The Premises shall be used by the Tenant as a Texas Roadhouse restaurant, or for any other lawful use.

                                   ARTICLE VI

                  SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS
                                 BY THE LANDLORD

     6.1 GENERAL OPERATIONS. During the Term, Landlord shall operate and maintain the Premises in accordance with all applicable laws and regulations.

     6.2 SERVICES, MAINTENANCE AND REPAIR TO PREMISES. Landlord shall provide in the Premises the heating, ventilation and air conditioning as required for the comfortable use and occupancy of the Premises during normal business hours. Tenant shall be responsible for any expenses associated with the repair and maintenance of the heating, ventilation and air conditioning. Tenant shall be responsible for the payment of any expenses associated with the operation, repair,

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maintenance and replacement of electrical, plumbing, mechanical and structural systems, facilities, and equipment necessary for the proper operation of the Premises.

     6.3 OTHER SERVICES. The Landlord shall provide a suitable parking area for Tenant's customers. Tenant shall maintain the parking area and shall arrange for landscaping maintenance and other services as are necessary for the general upkeep of the entry ways and exterior of the Premises.

     6.4 ALTERATIONS BY LANDLORD. Landlord may make alterations or additions to the Premises only with the express written consent of Tenant. Landlord shall make reasonable efforts to plan alterations in a manner which minimizes the disruption of the Tenant's use of and/or access to and from the Premises, and shall promptly repair at Landlord's expense, any and all damages to the Premises caused by such actions.

     6.5 ACCESS BY THE LANDLORD. Tenant shall permit the Landlord to enter the Premises outside or during normal business hours where such entry will not unreasonably disturb or interfere with the Tenant's use of the Premises in order to provide services, make repairs, changes or alterations as set out in this Lease. Landlord agrees to schedule and provide as much reasonable notice to the Tenant as possible prior to such entry.

                                   ARTICLE VII

                                      TAXES

     7.1 TAXES. Tenant shall pay any and all real estate or personal property taxes, license fees, assessments, and other fees, however described, that are levied, imposed, charged or otherwise assessed to the Premises or which are specifically assessed to the Tenant's operation of businesses conducted in the Premises or personal property employed in the conduct of business.

     7.2 RIGHT TO CONTEST. Both the Landlord and the Tenant have a right, in good faith, to contest to the imposing authority, the validity or amount of any tax, assessment, license fee, excise tax, or other charges which are identified for payment under this Article VII, provided that such contest by either party will not jeopardize the interest of the Landlord in the leased Premises. Upon final determination of any contest, the Landlord or the Tenant, as the case may be, shall immediately pay any amounts due including penalties and interest due.

                                  ARTICLE VIII

                                    INSURANCE

     8.1 INSURANCE ON PREMISES. During the Term, Tenant shall maintain and pay for liability insurance and fire insurance with extended coverages on the Premises.

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except, that Tenant shall have the right to remove any of its personal property.
Payment by the Tenant of any monies due after the termination of this Lease shall not reinstate or continue the Term and shall not make ineffective any notice given the Tenant prior to the payment and receipt of such monies.

                                   ARTICLE XII

                        DAMAGE BY FIRE OR OTHER CASUALTY

     12.1 DAMAGE TO PREMISES. If all or part of the Premises are rendered untenable by damage from a fire or other casualty, then Tenant may elect to terminate this Lease as of the date of such casualty by written notice to the Landlord within thirty (30) days following the casualty. During any period in which the leased Premises are wholly or substantially rendered untenable by reason of fire or other casualty, the lease payments will be abated.

     12.2 ABATEMENT OF RENT. If Tenant does not elect to terminate this Lease, then during such time as repairs are being made, the rent shall be proportionately abated for that portion of the Premises that are unusable by the Tenant. Such abatement shall commence on the first day of the casualty and extend until five (5) days following the completion of repairs.

     12.3 MUTUAL RELEASE FROM LIABILITY FOR FIRE AND OTHER CASUALTY. Landlord and Tenant release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) under fire and extended coverage or supplemental casualty contracts, if such fire or other casualties shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; and the party shall use its best efforts to have included in its respective and fire extended coverage insurance policies a waiver of subrogation rights against the Landlord or Tenant as the case may be.

     12.4   EMINENT DOMAIN.

            (a) In the event that all or any portion of the Premises is taken under the power of eminent domain by any competent authority, this Lease shall terminate as to the part so taken as of the date on which Tenant is required to yield possession thereof to the taking authority. If the taking of a portion of the Premises is not a Substantial Portion, then Landlord shall make all repairs, alterations and replacements as may be necessary in order to restore the portion of the Premises not taken to useful condition and the Rent shall be reduced on an equitable basis to take into account the elimination of the portion of the Premises taken.

            (b) If the taking of a portion of the Premises is a Substantial Portion, then Tenant shall have the option to terminate this Lease as of the date on which Tenant is required to yield possession of the portion taken to the taking authority, which option shall be exercised by Tenant by written notice delivered to the Landlord on or prior to such date. Unless this Lease is so terminated, Landlord shall make all repairs, alterations and replacements as may be necessary in

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order to restore the portion of the Premises not taken to as useful a condition as is practicable and the Rent shall be reduced on an equitable basis to take into account the elimination of the portion of the Premises taken. For all purposes of this Agreement, the term "Substantial Portion" means (i) any part of the building on the Premises, (ii) 10% or more of the parking spaces on the Premises, (iii) 15% or more of the land area demised as part of the Premises,
(iv) any property which affects the direct access from the Premises to any adjacent street or highway, and (v) any portion of the land or improvements, the absence of which is reasonably likely to have a substantial impact on the business of Tenant conducted in, on, or from the Premises.

                                  ARTICLE XIII

                              TRANSFERS BY LANDLORD

     13.1 SALES, CONVEYANCE AND ASSIGNMENT. Nothing in this Lease shall restrict the right of the Landlord to assign this Lease or sell, transfer or convey its interest in and to the Building of which the Premises are a part, or any part thereof, provided that such assignment, sale, transfer or conveyance shall be subject to the rights of the Tenant under this Lease. This Lease shall not be affected by such sale, assignment, transfer or conveyance.

                                   ARTICLE XIV

                           NOTICES AND ACKNOWLEDGMENTS

     14.1 NOTICES. Any notice from one (1) party to the other hereunder shall be in writing and shall be deemed to have been duly served if delivered below, or to such other address as may be designated by either Landlord or Tenant by notice given from time to time in accordance with this Section 14.1:

     To Landlord:                        Texas Roadhouse of Elizabethtown, LLC
                                         9000 Wessex Place, Suite 301
                                         Louisville, KY 40222
                                         Attention: W. Kent Taylor

     To Tenant:                          Texas Roadhouse Holdings, LLC
                                         9000 Wessex Place, Suite 301
                                         Louisville, KY 40222
                                         Attention: W. Kent Taylor

A request, notice, approval, consent or communication given in accordance with this Section 14.1 shall be deemed received (i) upon delivering it in person,
(ii) three days after depositing it in an office of the United States Postal Service, or (iii) one day after giving it to a nationally recognized overnight carrier.

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                                   ARTICLE XV

                                     DEFAULT

     15.1 CONDITIONS OF DEFAULT BY TENANT. The occurrence of one or more of the following events (hereinafter referred to as "default") shall be deemed a default under this Lease by Tenant:

            (a) Tenant shall default in the timely payment of the Rent or any other amounts payable hereunder; and such default shall continue for seven (7) calendar days following receipt of written notice from the Landlord; or

            (b) Tenant shall neglect or fail to perform any of the other covenants and provisions herein contained and the Tenant shall fail to remedy the same or begin to remedy the same within fifteen (15) calendar days following receipt of written notice from the Landlord unless a longer correction period is granted by the Landlord in the written notice, provided that the Tenant proceeds with due diligence to complete such cure and informs the Landlord of actions taken to initiate such cure within the specified time period; or

            (c) Tenant shall [1] be adjudicated bankrupt or insolvent, [2] file, or threaten to file, a petition for bankruptcy or for reorganization under the Bankruptcy Act as now or in the future may be amended, or [3] initiate actions to assign its properties for the benefit of creditors, except as is normally required in debt financing instruments; or

            (d)   Tenant shall abandon the Premises.

     15.2 LANDLORD RIGHTS. If one (1) or more of such events in Article 15.1 occur, the Landlord shall have the right, if such defaults continue after providing such notices as are required, at its option and without limiting itself in the exercise of any other right or remedy it may have on account of such breach or default, and without any further demand or notice, reenter the Premises with process of law, take possession of the Premises, improvements, additions, alterations, equipment and fixtures thereon, and eject all parties in possession as may be necessary. In such event, Landlord may, without terminating this Lease, at any time and from time to lime, relet the demised Premises or any part of parts thereof for the account of the Tenant, or otherwise, and receive and collect the rent therefor. In any case, and whether or not the demised Premises or any part thereof be relet, the Tenant shall pay to the Landlord all sums required to be paid by the Tenant up to the time of reentry by the Landlord, and pay to the Landlord until the end of the term of this Lease the equivalent of the amount of all rent, less the proceeds of such reletting, if any.

     15.3 CONDITIONS OF DEFAULT BY LANDLORD. The Landlord shall be considered to be in default under this Lease should Landlord neglect or fail to perform any of its covenants and provisions herein contained and the Landlord shall fail to remedy the same or begin to remedy the same within fifteen (15) calendar days following receipt of written notice of the Tenant unless a longer correction

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period is granted by the Tenant in the written notice, provided that the
Landlord proceeds with due diligence to complete such cure and informs the Tenant of actions taken to initiate such cure within the specified time period.

     15.4 TENANT'S RIGHTS. If an event as described in Article 15.3 occurs, the Tenant shall have the right, if such defaults continue after providing such notices as are required, at its option and without limiting itself in the exercise of any other right or remedy it may have on account of such breach or default, and without any further demand or notice, to terminate this Lease, without any further obligation to the Landlord, whatsoever.

                                   ARTICLE XVI

                                  MISCELLANEOUS

     16.1 APPLICABLE LAW AND CONSTRUCTION OF LEASE. This Lease shall be governed by and under the laws of the Commonwealth of Kentucky, and its provisions shall be constructed or modified in part or in whole in accordance with the applicable law's common meaning and not strictly interpreted for or against either the Landlord or the Tenant. Any change in applicable law shall require only provisions of the Lease so affected to be modified and shall not invalidate or nullify any of the other provisions contained herein. The captions and arrangements of the paragraphs are for convenience only and have no effect on the interpretation of the Lease.

     16.2 SUCCESSORS BOUND. Except as otherwise provided, the covenants, terms and conditions in this Lease shall apply to and bind the permitted successors and assigns of the parties hereto.

     16.3 AMENDMENT OR MODIFICATION. Unless otherwise specifically provided in this Lease, no amendment, modification, addition by supplement or exhibit shall be valid unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease. Subject to the previous sentence, this Lease, in its entirety, may be changed, amended or otherwise modified by mutual consent of the parties hereto.

     16.4 NO IMPLIED SURRENDER OR WAIVER. No provisions of this Lease shall, even if not enforced or exercised from time to time, be deemed to have been waived by the Landlord or Tenant unless a waiver is in writing signed by the Landlord or Tenant.

     16.5 ENTIRE AGREEMENT. This Lease, as may be amended from time to time as described herein, contains the entire agreement between the parties hereto with respect to the subject matter of this Lease. This Lease is effective and binding upon the parties hereto and supersedes any other lease that may exist between them.

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     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement, effective as of the date first written above, by affixing their corporate seals by their authorized officers in their behalf, and by the signatures signed below.

LANDLORD:                                TENANT:

TEXAS ROADHOUSE OF                       TEXAS ROADHOUSE HOLDINGS, LLC
ELIZABETHTOWN, LLC

                                         By:  WKT Restaurant Corp., its Manager

By:  /s/ W. Kent Taylor                  By:  /s/ W. Kent Taylor
     ----------------------------             ------------------------------
     W. Kent Taylor, its Manager               W. Kent Taylor, President

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